Exhibit 99.1



               Viewpoint Corporation Announces Third Quarter 2005
         Financial Results; Total Revenue Increased 77% Year-over-Year;
                   Gross Profit Increased 80% Year-over Year


     NEW YORK--(BUSINESS WIRE)--Nov. 3, 2005--Viewpoint Corporation (NASDAQ:
VWPT), a leading internet marketing technology company, today announced financial results for the third quarter and nine months ended September 30, 2005.
     Viewpoint reported total revenue of $6.0 million for the third quarter 2005, a nine percent decrease as compared to $6.6 million in the second quarter 2005 and a 77 percent increase as compared to $3.4 million in the third quarter 2004. Gross profit was $4.6 million for the third quarter of 2005, in line with the second quarter of 2005, and an increase of 80 percent as compared to $2.6 million for the third quarter of 2004.
     Patrick Vogt, President and Chief Executive Officer, commented, "We are very happy with our year-over-year revenue and gross profit growth. This is clearly an indication of our very diverse business portfolio. Our Search and Service businesses had a solid quarter and we are very positive on those businesses going forward. Although we are disappointed with our sub-par performance in the Ad systems business, we have identified and addressed our challenges specific to that business. Specifically we are changing our sales engagement model, continuing to refine our operation processes, as well as strengthening our sales leadership with the addition of two highly talented individuals. I strongly believe that these key changes have put Viewpoint on track to significantly improve the company's ad serving performance going forward.
     "I am confident that we are better positioned to further leverage our strong industry relationships to produce improved results in the fourth quarter and beyond. The extensive review of Viewpoint's business has further reinforced my belief that the company is unique and well positioned in this marketplace and we have the opportunity to deliver significant value for all of our customers and shareholders."
     Net loss for the third quarter 2005 was $1.5 million or $(0.02) per share compared to a net loss of $0.4 million, or $(0.01) per share in the second quarter 2005 and a net loss of $1.3 million, or $(0.02) per share, in the third quarter 2004. Operating loss for the third quarter of 2005 was $1.4 million, compared to operating loss of $0.8 million in the second quarter of 2005 and $1.0 million for the third quarter of 2004. The operating loss in the third quarter of 2005 included a non-cash stock-based charge of $1.1 million compared to a charge of less than $0.1 million in 2004.
     For the nine months ended September 30, 2005, the Company reported revenue of $18.1 million, an 85 percent increase compared to $9.8 million for the same period in 2004. Viewpoint's operating expenses for the nine month period ending September 30, 2005 were $16.5 million, compared with $11.5 million as of September 30, 2004.
     The Company's net loss for the nine months ended September 30, 2005 of $2.6 million, or $(0.05) per share, was based on a loss from operations of $3.0 million, which included charges of $1.7 million for non-cash stock based compensation and $1.2 million for depreciation and amortization. This compares to a net loss for the nine months ended September 30, 2004 of $9.2 million, or $(0.17) per share, based on a loss from operations of $4.0 million, which included charges of $0.3 million for non-cash stock based compensation and $0.6 million for depreciation and amortization.
     Viewpoint's cash, cash equivalents, and marketable securities as of September 30, 2005 were $5.4 million. This can be compared to cash, cash equivalents, and marketable securities of $8.7 million as of December 31, 2004 and $4.6 million as of June 30, 2005.
     Bill Mitchell, Chief Financial Officer commented, "Our year over year growth, including the benefit of the Unicast acquisition in January, was impressive. Furthermore, we are pleased to report another positive quarter of operating income excluding non-cash charges for depreciation, amortization and stock based compensation. It is our third such quarter in the past 12 months. We expect full year 2005 revenue to be over $25 million, which does reflect a reduction in our top line guidance primarily due to shortfalls in our Ad systems business. However, we continue to expect to report positive operating income, excluding non-cash charges for depreciation, amortization and stock based compensation, for the year ending December 31, 2005."

     FINANCIAL INFORMATION

     Management prepares and is responsible for the Company's consolidated financial statements, which are prepared in accordance with accounting principles generally accepted in the United States and audited by independent external auditors. The financial information contained in this press release, which is unaudited, is subject to revision and should not be considered final until the Company files its Quarterly Report on Form 10-Q, which is scheduled to occur on or before November 9, 2005. At the present time, the Company has no reason to believe that there will be changes to the financial information contained herein.

     CONFERENCE CALL

     The Company will host a conference call on November 3, 2005 at 9:00 A.M. (Eastern Time) to discuss third quarter 2005 financial results.
     The conference call will be available via the Internet in the Investor Relations section of Viewpoint's Web site at http://www.viewpoint.com, as well as through Thomson/CCBN at www.companyboardroom.com. If you are not able to access the live Web cast, dial in information is as follows:

     Toll-Free Telephone Number: (800) 603-7883

     International Telephone Number: (706) 643-1946

     Pass code: 1508314

     Participants should call at least 10 minutes prior to the start of the call.

     A complete replay of the conference call will be available approximately one hour after the completion of the call by dialing (800) 642-1687 through Thursday, November 10, 2005. Callers should enter the pass code above to access the recording.

     ABOUT VIEWPOINT

     Viewpoint Corporation is a leading internet marketing technology company. The Viewpoint Platform is the technology behind some of the most innovative, visual experiences on the Web and on the desktop with leading clients such as America Online, General Electric, Hewlett Packard, IBM, Lexus, Microsoft, Samsung, Scion, Sony and Toyota. The Unicast Online Advertising Suite - the Company's next-generation ad deployment and management system - and the Viewpoint Toolbar - the Vision for the Future of Search - are the latest breakthrough technologies using the full power of the Viewpoint Platform. More information on Viewpoint can be found at www.viewpoint.com.
     The company has 131 employees principally at its headquarters in New York City and in Los Angeles.

     FORWARD LOOKING STATEMENTS

     This press release contains "forward-looking" statements as that term is defined in the Private Securities Litigation Reform Act of 1995 and similar expressions that reflect Viewpoint's current expectations about its future performance. These statements and expressions are subject to risks, uncertainties and other factors that could cause Viewpoint's actual performance to differ materially from those expressed in, or implied by, these statements and expressions. Such risks, uncertainties and factors include those described in Viewpoint's filings and reports on file with the Securities and Exchange Commission as well as the lack of assurances that: changes made to the business will improve Viewpoint's ad systems performance, Viewpoint will be able to leverage industry relationships to improve results in the fourth quarter and beyond, Viewpoint will achieve revenue of $25 million for the year ending December 31, 2005 or be operating income positive for the year ending December 31, 2005, excluding non-cash charges for depreciation, amortization and stock based compensation.
     Viewpoint, Unicast, and Viewpoint Toolbar are trademarks of Viewpoint Corporation. Copyright (C)2005 Viewpoint Corporation. All rights reserved.




                         VIEWPOINT CORPORATION
                 CONSOLIDATED STATEMENTS OF OPERATIONS
               (in thousands, except per share amounts)
                              (Unaudited)

                                                Three Months Ended
                                             September 30,    June 30,
                                            --------------   ---------
                                            2005      2004      2005
                                           ------    ------    ------
Revenue:
  Search                                  $ 2,498   $   905    $2,393
  Advertising systems                         566        46     1,163
  Services                                  1,744       888     1,564
  Related party services                      154       497       354
  Licenses                                    124       158       227
  Related party licenses                      873       873       872
                                        ----------  -------- ---------
Total revenue                               5,959     3,367     6,573

Cost of revenue:
  Search                                       39        10        49
  Advertising systems                         358        43       847
  Services                                    907       736     1,026
  Licenses                                      8         -         1
                                        ----------  -------- ---------
Total cost of revenue                       1,312       789     1,923
                                        ----------  -------- ---------
Gross profit                                4,647     2,578     4,650

Operating expenses:

  Sales and marketing                       1,325       929     1,228
  Research and development                  1,126       783     1,147
  General and administrative                2,077     1,629     2,073
  Non-cash stock-based
   compensation charges                     1,147         2       581
  Depreciation                                213       205       220
  Amortization of intangible assets           159        12       179
                                        ----------  -------- ---------
Total operating expenses                    6,047     3,560     5,428

Loss from operations                       (1,400)     (982)     (778)

Other income (expense):
  Interest and other income, net               30        23        32
  Interest expense                           (288)     (231)     (339)
  Changes in fair values of warrants to
   purchase common stock and conversion
   feature of convertible notes               207      (162)      648
                                        ----------  -------- ---------
Total other income (expense)                  (51)     (370)      341
                                        ----------  -------- ---------
Loss before provision for income taxes     (1,451)   (1,352)     (437)

Provision for income taxes                      -        33         9
                                        ----------  -------- ---------
Net loss from continuing operations        (1,451)   (1,385)     (446)
Adjustment to net loss on disposal of
 discontinued operations                        -        90         -
                                        ----------  -------- ---------

Net loss                                  $(1,451)  $(1,295)   $ (446)
                                        ==========  ======== =========
Basic and diluted net  loss per
 common share:                            $ (0.02)  $ (0.02)   $(0.01)
                                        ==========  ======== =========
Weighted average number of
 shares outstanding-basic and
 diluted                                   59,136    54,205    58,014
                                        ==========  ======== =========






                         VIEWPOINT CORPORATION
                 CONSOLIDATED STATEMENTS OF OPERATIONS
               (in thousands, except per share amounts)
                              (Unaudited)

                                                     Nine Months Ended
                                                       September 30,
                                                       -------------
                                                      2005       2004
                                                     ------     ------
Revenue:
  Search                                            $ 7,071   $   913
  Advertising systems                                 2,461        83
  Services                                            4,551     3,477
  Related party services                                903     2,097
  Licenses                                              506       542
  Related party licenses                              2,618     2,652
                                                   ---------- --------
Total revenue                                        18,110     9,764

Cost of revenue:
  Search                                                134        10
  Advertising systems                                 1,723        49
  Services                                            2,743     2,279
  Licenses                                               11         4
                                                   ---------- --------
Total cost of revenue                                 4,611     2,342
                                                   ---------- --------
Gross profit                                         13,499     7,422

Operating expenses:

  Sales and marketing                                 3,828     2,905
  Research and development                            3,465     2,507
  General and administrative                          6,237     5,143
  Non-cash stock-based compensation charges           1,742       284
  Depreciation                                          666       629
  Amortization of intangible assets                     516        16
  Restructuring charges related to office closure         -       (17)
                                                   ---------- --------
Total operating expenses                             16,454    11,467

Loss from operations                                 (2,955)   (4,045)

Other income (expense):
  Interest and other income, net                         86        69
  Interest expense                                     (943)     (717)
  Loss on conversion of debt                              -      (810)
  Changes in fair values of warrants to purchase
   common stock and conversion feature of
   convertible notes                                  1,037    (3,715)
                                                   ---------- --------
Total other income (expense)                            180    (5,173)
                                                   ---------- --------
Loss before provision for income taxes               (2,775)   (9,218)

Provision for income taxes                               12        68
                                                   ---------- --------
Net loss from continuing operations                  (2,787)   (9,286)
Adjustment to net loss on disposal of
 discontinued operations                                145       129
                                                   ---------- --------

Net loss                                            $(2,642)  $(9,157)
                                                   ========== ========

Basic and diluted net loss per common share:        $ (0.05)  $ (0.17)
                                                   ========== ========

Weighted average number of shares
 outstanding - basic and diluted                     58,274    52,364
                                                   ========== ========






                         VIEWPOINT CORPORATION
                      CONSOLIDATED BALANCE SHEETS
               (in thousands, except per share amounts)
                              (Unaudited)


                                September 30, 2005  December 31, 2004
                                ------------------  ------------------
Assets
Current assets:
Cash and cash equivalents                 $ 3,471            $ 5,905
Marketable securities                       1,941              2,757
Accounts receivable, net                    3,213              2,583
Related party accounts receivable, net         26                 26
Prepaid expenses and other current assets     658                421
                                      ------------   -----------------
Total current assets                        9,309             11,692

Restricted cash                               181                320
Property and equipment, net                 1,288              1,485
Goodwill                                   33,409             31,276
Intangible assets, net                      4,269                230
Other assets                                  113                270
                                      ------------   -----------------
Total assets                              $48,569            $45,273
                                      ============   =================

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable                          $ 1,403            $ 1,218
Accrued expenses                            1,157                244
Deferred revenue                              308                431
Related party deferred revenue              1,117              4,607
Current portion of notes payable              665                  -
Accrued incentive compensation                545                545
Current liabilities related to
 discontinued operations                      231                231
                                      ------------   -----------------
Total current liabilities                   5,426              7,276

Accrued expenses - Deferred Rent              356                365


Warrants to purchase common stock             249              1,286
Subordinate notes                           2,011              2,388
Unicast notes                               1,627                  -

Stockholders' equity
Preferred stock                                 -                  -
Common stock                                   60                 57
Paid-in capital                           297,843            290,260
Deferred compensation                          (3)                (5)
Treasury stock                             (1,015)            (1,015)
Accumulated other comprehensive loss          (64)               (60)
Accumulated deficit                      (257,921)          (255,279)
                                      ------------   -----------------
Total stockholders' equity                 38,900             33,958
                                      ------------   -----------------
Total liabilities and
 stockholders' equity                     $48,569            $45,273
                                      ============   =================




     CONTACT: Viewpoint
              William H. Mitchell, 212-201-0800
              whmitchell@viewpoint.com
              or
              Investor Relations:
              212-201-0800
              ir@viewpoint.com